Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $545,000	Dated as of July 5, 2024
Effective for Drawdowns as of June 30, 2024
New York, New York

TLGY Acquisition Corporation, a Cayman Islands exempted company and blank check company (the “Payor”), promises to pay to the order of CPC SPONSOR OPPORTUNITIES I, LP or its registered assigns or successors in interest (the “Payee”), the principal sum of up to Five Hundred And Forty-Five Thousand Dollars ($545,000) or such lesser amount as shall have been advanced by the Payee to the Payor and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Payor to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire unpaid principal balance of this Note shall be payable by the Payor on the earlier of: (i) fifteen (15) months from the closing of the Payor’s initial public offering (the “IPO”) (or such later date as may be extended in accordance with the terms of the Payor’s amended and restated memorandum and article of association) or (ii) the date on which the Payor consummates an initial business combination (such earlier date of (i) and (ii), the “Maturity Date”). The principal balance may be prepaid at any time by the Payor at its election and without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Payor, be obligated personally for any obligations or liabilities of the Payor hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The Payor and the Payee agree that the Payor may request, from time to time, up to Five Hundred and Forty-Five Thousand Dollars ($545,000) in drawdowns under this Note to be used for costs and expenses related to the Payor’s operation and the proposed initial business combination. Principal of this Note may be drawn down from time to time prior to the Maturity Date upon a request from the Payor to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by the Payor and the Payee. The Payee may, at its discretion, approve and fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Five Hundred and Forty-Five Thousand Dollars ($545,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Payor.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Conversion

(a) Notwithstanding anything contained in this Note to the contrary, at Payee’s option, upon consummation of an initial business combination by Payor and prior to Payor’s first payment of all or any portion of the unpaid principal balance of this Note in cash, Payee may elect to convert all (but not less than all) of the unpaid principal balance of this Note into that number of warrants to purchase Class A common stock of Payor (the “Working Capital Warrants”), equal to: (x) the unpaid principal amount of this Note being converted pursuant to this Section 5, divided by (y) $1.00, rounded up to the nearest whole number of warrants. The Working Capital Warrants shall be identical to the warrants issued by the Payor to Payee in the private placement that occurred upon consummation of the IPO. The Working Capital Warrants and their underlying securities, and any other equity security of Payor issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 6 hereof. For the avoidance of doubt, Payee may not elect to convert a portion that is less than all of the unpaid principal balance of this Note under the terms hereof.

(b) Upon the conversion of the unpaid principal amount of this Note, (i) the unpaid principal amount shall be so converted and the Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Payor or such other address which Payor shall designate against delivery of the Working Capital Warrants and (iii) in exchange for the surrendered Note, Payor shall, at the direction of Payee, deliver to Payee or its affiliates (Payee or such other persons, the “Holders”) the Working Capital Warrants, which shall bear such legends as are required, in the opinion of counsel to Payor or by any other agreement between Payor and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Working Capital Warrants upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Working Capital Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law

6. Registration Rights.

(a) Reference is made to that certain Registration Rights Agreement between Payor and the parties thereto, dated as of November 30, 2021 (the “Registration Rights Agreement”). All capitalized terms used in this Section 6 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b)The Holders, through execution of that certain Joinder to Registration Rights Agreement dated June 20, 2024, shall have the rights, duties and obligations set forth in the Registration Rights Agreement with respect to the Working Capital Warrants.

7. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Payor to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by the Payor of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Payor or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Payor generally to pay its debts as such debts become due, or the taking of corporate action by the Payor in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Payor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Payor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

8. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 7(a) hereof, the Payee may, by written notice to the Payor, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 7(b) or 7(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

9. Waivers. The Payor waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Payor by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Payor agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

10. Unconditional Liability. The Payor hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional payors, endorsers, guarantors, or sureties may become parties hereto without notice to the Payor or affecting the Payor’s liability hereunder.

11. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

12. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO to be conducted by the Payor (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants to be issued in a private placement to occur prior to the closing of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Payor and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, the Payor, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

TLGY ACQUISITION CORPORATION

By:
Name: Vikas Desai
Title: Chief Executive Office & Director

Acknowledged and agreed to

as of the date first written above.

CPC SPONSOR OPPORTUNITIES I, LP

By:
CPC Sponsors Opportunities I GP, LLC, General Partner
and represented by its sole Manager, Edward Tsun-Wei Chen